UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2007

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32853	20-2777218
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

526 South Church Street, Charlotte, North Carolina  28202

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

DUKE ENERGY CAROLINAS, LLC

 (Exact Name of Registrant as Specified in its Charter)

North Carolina	001-04928	56-0205520
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 11, 2007, Duke Energy Carolinas, LLC (“DE Carolinas”) entered into an engineering, procurement, construction and commissioning services agreement with Stone & Webster National Engineering, P.C., an affiliate of The Shaw Group Inc., (“SWNE”) for the construction of one new nominally-rated 800MW state-of-the-art supercritical pulverized coal unit (“Unit 6”) at DE Carolina’s coal-fired Cliffside Generating Station located on the border of Cleveland and Rutherford Counties in North Carolina (the “Station”).  The project will provide base-load capacity to the Carolinas system with Unit 6 planned to begin commercial operation by summer of 2012.  Unit 6 will consist of one pulverized coal fired, supercritical, single-reheat boiler with Selective Catalytic NOx Reduction (SCR) system; tandem-compound, four-flow, condensing steam turbine-generator; dry flue gas desulfurization (DFGD) and fabric filter system; wet flue gas desulfurization (WFGD) system; material handling systems for fuel, limestone, gypsum and ash; and all associated appurtenances.   As part of this agreement, DE Carolinas has engaged SWNE to integrate and construct a related and previously-approved flue gas desulfurization (FGD) system on Unit 5 at the Station.   The Cliffside Unit 5 FGD is planned to be in service by mid 2010.  The total contract value with SWNE for the combined work for Unit 6 and the Unit 5 FGD is approximately $1.29 billion.  DE Carolinas has rights to terminate this agreement at any time for its convenience, subject to customary cancellation and demobilization charges in accordance with the terms of the agreement.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: July 17, 2007	By:	/s/Steven K. Young
	Name:	Steven K. Young
	Title:	Senior Vice President and Controller

DUKE ENERGY CAROLINAS, LLC

Date: July 17, 2007	By:	/s/Steven K. Young
	Name:	Steven K. Young
	Title:	Senior Vice President and Controller